UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2012

ZAZA ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35432	45-2986089
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney Street, Suite 2850 Houston, Texas		77010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 595-1900

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 21, 2012, ZaZa Energy Corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with the purchasers thereunder, including MSDC ZEC Investments, LLC and Senator Sidecar Master Fund LP (collectively, the “Purchasers”) pursuant to which the Company agreed to issue senior secured notes (the “Secured Notes”) in the aggregate principal amount of $100,000,000 and warrants (the “Warrants”) to purchase 26,315,789 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at an exercise price of $3.15 per share, in a private placement (the “Private Placement”) in reliance upon applicable exemptions from registration under Section 4(2) and Regulation D of the Securities Act of 1933, as amended (the “Securities Act”). The Secured Notes and the Warrants were issued pursuant to a financing transaction entered into in connection with the combination (the “Combination”) of ZaZa Energy, LLC, a Texas limited liability company (“ZaZa LLC”) and Toreador Resources Corporation, a Delaware corporation (“Toreador”). The proceeds of the Private Placement will be used for the (i) repayment of the outstanding convertible notes of Toreador, (ii) payment of fees and expenses incurred in connection with the Combination and (iii) general working capital purposes. The Private Placement was consummated on February 21, 2012.

The Secured Notes will mature on February 21, 2017. Subject to certain adjustments set forth in the Purchase Agreement, interest on the Secured Notes shall accrue at 8% per annum, payable quarterly in cash. With respect to overdue interest payments or during periods in which an event of default under the Purchase Agreement has occurred and is continuing, the annual rate of interest will increase to the greater of 3% per annum in excess of the non-default interest rate and 8% over the yield to maturity for 10-Year United States treasury securities. In addition, the annual interest rate payable on the Notes will increase by 0.5% per annum, beginning 181 days after the date of the Purchase Agreement, if a shelf registration statement with respect to the shares of Common Stock that are issuable upon exercise of the Warrants has not been filed by the Company with the United States Securities and Exchange Commission (the “SEC”) and declared effective by the SEC, and ending on the date such shelf registration statement is declared effective by the SEC, as well as for certain periods thereafter if the shelf registration statement is no longer effective or otherwise becomes unavailable to holders of the Warrants.

The Secured Notes will be guaranteed by the domestic subsidiaries of the Company and will be secured by a first-priority lien on substantially all of the assets of the Company and its domestic subsidiaries. To the extent such assets include stock of foreign subsidiaries of the Company, only 65% of such foreign subsidiary stock is to be pledged as security for the Secured Notes. The guarantees of the Secured Notes are provided though a Guaranty Agreement, dated February 21, 2012 (the “Guaranty Agreement”), executed by each of the Company’s domestic subsidiaries in favor of the holders of the Secured Notes. The Company will grant liens pursuant to a Security Agreement to be entered into by the Company, its domestic subsidiaries and U.S. Bank National Association, as collateral agent (“U.S. Bank”). U.S. Bank is acting as collateral agent pursuant to a Collateral Agency Agreement, dated as of February 21, 2012 (the “Collateral Agency Agreement”), among U.S. Bank, the Company, its domestic subsidiaries and the Purchasers. Certain capital stock, other securities and similar items will be pledged, subject to various exceptions and exclusions, to secure the Secured Notes pursuant to a Pledge Agreement to be entered into by the Company, one of its domestic subsidiaries and U.S. Bank, as collateral agent. The Secured Notes will rank senior to all of the other debt and obligations of the Company and its subsidiaries. In addition, the Company is permitted to have up to $50 million in additional reserves-based secured lending (including, but not limited to, pre-paid swaps); such borrowings may be secured by liens that come ahead of the liens securing the Secured Notes.

Beginning on February 21, 2015, the Purchasers may require the Company to purchase all or a portion of the Secured Notes at a price equal to the principal amount of the Secured Notes to be purchased, plus any accrued and unpaid interest on such notes. In addition, if a fundamental change (as defined in the Purchase Agreement) occurs at any time prior to maturity of the Secured Notes, noteholders may require the Company to purchase all or a portion of the Secured Notes at a price equal to 101% of the principal amount of the Secured Notes to be purchased, plus any accrued and unpaid interest on such notes.

On or prior to February 21, 2015, the Company may purchase at any time or from time to time any or all of the Secured Notes at 100% of the principal amount of the Secured Notes to be purchased, plus accrued and unpaid interest on such notes, plus a make-whole premium on the principal amount of such notes. After February 21, 2015 and ending on February 21, 2016, the Company may purchase at any time or from time to time any or all of the Secured Notes at a price equal to 105% of the principal amount of the Secured Notes to be purchased, plus accrued and unpaid interest on such notes. After February 21, 2016, the Company may purchase at any time or from time to time any or all of the Secured Notes at 100% of the principal amount of the Secured Notes to be purchased, plus accrued and unpaid interest on such notes.

The Company and its subsidiaries are subject to certain affirmative and negative covenants pursuant to the Secured Notes, including, without limitation, restrictions on the Company’s and its subsidiaries’ abilities to incur additional debt, pay dividends or make other distributions, redeem stock, make investments, incur liens, enter into transactions with affiliates, merge or consolidate and transfer or sell assets, in each case subject to certain baskets and carve-outs.

Upon closing of the Combination and pursuant to the terms of the Merger Agreement and Contribution Agreement described below, the three former members of ZaZa LLC (the “ZaZa LLC Members”) and the individuals that own and control the ZaZa LLC Members, Todd Alan Brooks, Gaston L. Kearby and John E. Hearn Jr. (together, the “ZaZa Principals”), were issued subordinated notes (the “Subordinated Notes”) having an aggregate principal amount of $47.33 million. The Subordinated Notes consist of subordinated notes in an aggregate amount of $38.25 million issued to the ZaZa LLC Members as partial consideration for the Combination (the “Seller Notes”) and subordinated notes in an aggregate amount of $9.08 million issued to the ZaZa Principals in respect of certain unpaid compensation amounts owing to the ZaZa Principals by ZaZa LLC (the “Compensation Notes”). The Subordinated Notes accrue interest at a rate of 8% per annum, are payable monthly in cash, and mature on August 17, 2017, which is six months after the maturity date of the Secured Notes. Subject to the Subordination Agreement, the Subordinated Notes may be prepaid at any time and are required to be repaid, pro rata, with 20% of the proceeds of any subordinated debt financing and 20% of the proceeds of any equity financing completed on or after the third anniversary of the issuance of the Secured Notes.

In connection with entry into the Purchase Agreement, the ZaZa LLC Members and the ZaZa Principals agreed to subordinate the Subordinated Notes pursuant to a subordination agreement, dated February 21, 2012 (the “Subordination Agreement”), from the ZaZa LLC Members and the ZaZa Principals in favor of the holders of the Secured Notes. For so long as the Company is not in default under the Purchase Agreement, the Company and ZaZa LLC may make regularly scheduled interest payments on all indebtedness to the ZaZa LLC Members. The Subordinated Notes are also subordinated to up $150 million in senior indebtedness, including the indebtedness arising under the Secured Notes.

After giving effect to the shares issued to the ZaZa LLC Members and the former stockholders of Toreador in the Combination, the Warrants represent approximately 20.6% of the outstanding shares of Common Stock on an as-converted and fully-diluted basis. The Warrants contain a cashless exercise provision and become exercisable at the option of the holder at any time beginning August 17, 2012. The Company can force exercise of the Warrants at any time beginning February 21, 2015 if the daily volume-weighted average price (the “VWAP”) of Common Stock is, at the time of such conversion, greater than or equal to $10.00 per share for the prior 45 consecutive trading day period. The Warrants expire at 5:00 p.m., Central time, on February 21, 2017. The exercise price of the Warrants is $3.15 per share, subject to certain anti-dilution protections, including, but not limited to, stock splits and stock dividends, and below strike price or below market price issuances. The Warrants also prohibit the payment of cash dividends for so long as the Warrants remain outstanding and contain a limitation that prohibits, prior to obtaining the requisite approval of the Company’s stockholders pursuant to applicable laws and the rules and regulations of NASDAQ to remove such restriction, the exercise of any Warrant to the extent that such exercise would result in the number of shares of Common Stock issued pursuant to the Warrants at any given time, when combined with the aggregate number of shares of Common Stock previously issued upon conversion of the Warrants, that exceeds 19.9% of the number of shares of Common Stock issued and outstanding immediately prior to the issuance of the Warrants. The Purchasers have obtained the written consent of the ZaZa LLC Members, who together hold in excess of a majority of the outstanding shares of Common Stock, to remove the restriction, and the Company is obligated to promptly prepare and circulate an information statement on Schedule 14C with respect thereto. In addition, until January 21, 2017, a holder of Warrants will not be entitled to receive shares of Common Stock upon exercise of such warrants to the extent that such receipt would result in the holder becoming a “beneficial owner” (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder) of a number of shares of Common Stock exceeding a maximum percentage of the total number of shares of Common Stock then outstanding, unless such limitation has been terminated with 61 days’ notice from the holder. The maximum percentage of Common Stock that a holder of a Warrant may beneficially own is initially 5% but may be increased to 10% for so long as such holder plus any other person with which such holder is considered to be part of a group under Section 13 of the Exchange Act or with which such holder otherwise files reports under Sections 13 or 15 of the Exchange Act beneficially owns in excess of 5% of the then-outstanding shares of Common Stock (excluding shares issuable under Warrants or any other convertible security having a similar limitation). Upon the occurrence of a fundamental change as set forth in the Warrants, the Company will make an offer to repurchase all Warrants issued in the Private Placement at the option value of the Warrant using Black-Scholes calculation methods and making certain assumptions described in the Black-Scholes methodology as set forth in the Warrants.

The Purchasers have entered into lock-up agreements with respect to sales (including hedging) of the Warrants for a period of 180 days from the date of the Purchase Agreement. The ZaZa LLC Members and the ZaZa Principals have similarly entered into a lock-up agreement with the Company, dated February 21, 2012 (the “Lock-Up Agreement”), pursuant to which the ZaZa LLC Members and the ZaZa Principals have agreed not to sell shares of Common Stock for a period of 180 days from the date of the Purchase Agreement. The ZaZa LLC Members and the ZaZa Principals have also agreed, pursuant to the Lock-Up Agreement, to limit their aggregate sales of shares of Common Stock (including hedging) until February 21, 2017 to an amount not to exceed annually a maximum percentage of the aggregate amount of Common Stock then outstanding. The maximum percentage will be determined based on the VWAP of Common Stock for the 10 trading days prior to such determination.

As described above, the Purchase Agreement also contemplates registration rights with respect to the resale of any share of Common Stock issued upon exercise of the warrants from time to time in accordance with the terms of the Purchase Agreement. Under the terms of the Purchase Agreement, the Company has agreed to file a registration statement for the resale of the shares of Common Stock issuable upon conversion or exercise of the Warrants within 90 days, and to use its commercially reasonable efforts to cause such registration statement to become effective. On the day following the closing of the Private Placement and the Combination, the ZaZa LLC Members entered into binding agreements to sell approximately 8.3 million shares of Common Stock to third party investors in an exempt transaction, and, in connection with such sales, the Company entered into a letter agreement with the third party investors (the “Registration Rights Letter”), pursuant to which the Company agreed to register for resale such shares on substantially similar terms to the registration rights provided in the Purchase Agreement.

The foregoing description of the Purchase Agreement, the form of the Secured Notes, the form of the Warrants, the form of the Subordinated Notes, the form of the Registration Rights Letter, the Guaranty Agreement, the Collateral Agency Agreement, the Subordination Agreement, and the Lock-Up Agreement, is not complete and is qualified in its entirety by reference to the full text of such agreements, which are filed herewith as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5, 10.1, 10.2, 10.3, and 10.4, respectively, the terms of which exhibits are incorporated into this Item 1.01 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

On February 21, 2012, the Company consummated the Combination on the terms set forth in the Agreement and Plan of Merger and Contribution, dated August 9, 2011 and as subsequently amended by Amendment No. 1 thereto on November 10, 2011 and Amendment No. 2 thereto on February 21, 2012 (as amended, the “Merger Agreement”), by and among the Company, ZaZa LLC, Toreador, and Thor Merger Sub Corporation, a wholly owned subsidiary of the Company (“Merger Sub”), which transactions were previously announced in a Registration Statement on Form S-4 (File No. 333-177264) filed by the Company on October 12, 2011 and as subsequently amended by Amendment No. 1 thereto on November 22, 2011 and Amendment No. 2 thereto on January 10, 2012 (as amended, the “Registration Statement”), and in the Current Report on Form 8-K filed by Toreador on August 10, 2011.

Pursuant to the Merger Agreement, (i) Merger Sub merged with and into Toreador (the “Merger”), with Toreador continuing as the surviving entity, (ii) the ZaZa LLC Members, holding 100% of the limited liability company interests in ZaZa LLC, directly and indirectly contributed all of such interests to the Company (the “Contribution”), and (iii) the holders of certain profits interests in ZaZa LLC contributed 100% of such interests to the Company (the “Profits Interests Contribution”). Upon the consummation of the Combination, Toreador and ZaZa LLC became wholly owned subsidiaries of the Company.

The Merger will be treated by the Company as a reverse merger under the purchase method of accounting in accordance with generally accepted accounting principles in the United States. For accounting purposes, ZaZa LLC will be considered to be acquiring Toreador in this transaction. Under the purchase method of accounting, the assets and liabilities of Toreador will be recorded at their respective fair values and added to those of ZaZa LLC in the Company’s financial statements.

At the effective time of the Merger, each share of common stock, par value $0.15625 per share, of Toreador issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive one share of Common Stock, which in the aggregate represents 25% of the issued and outstanding shares of Common Stock immediately after the consummation of the Combination (but without giving effect to the shares of Common Stock issuable upon exercise of the Warrants).

Simultaneously with the consummation of the Merger, and pursuant to the Contribution Agreement dated August 9, 2011 among the ZaZa LLC Members and the Company (the “Contribution Agreement”), the ZaZa LLC Members contributed all of the limited liability company interests in ZaZa LLC to the Company in exchange for (i) a number of shares of Common Stock that, in the aggregate, represents 75% of the issued and outstanding shares of Common Stock immediately after the consummation of the Combination, and (ii) the Seller Notes for an outstanding principal amount of $38.25 million, which equals an aggregate amount of $50 million reduced by the amount of certain pre-closing distributions made to the ZaZa LLC Members and reduced by amounts that were paid by the Company in exchange for the Profits Interests Contribution. In addition, as required under the terms of the Merger Agreement and the Contribution Agreement, the Company issued the Compensation Notes in the aggregate amount of $9.08 million to the ZaZa LLC Principals for back salary, bonuses, incentive compensation or other compensation payable to them by ZaZa LLC in connection with or in respect of periods prior to the consummation of the Combination. While the Merger Agreement and the Contribution Agreement contemplated that the Subordinated Notes would be secured and mature in four years, the ZaZa LLC Members and the ZaZa Principals accepted unsecured notes that matured six months after the maturity date of the Secured Notes. Immediately after the consummation of the Merger and Contribution, and pursuant to the Net Profits Interest Contribution Agreement, dated August 9, 2011, among the Company, ZaZa LLC and the holders of net profits interests in ZaZa LLC (the “NPI Contribution Agreement”), the holders of certain profits interests in ZaZa LLC completed the Profits Interests Contribution in exchange for $4.8 million in cash.

The foregoing description of the Merger Agreement, the Merger, the Contribution Agreement, the Contribution, the NPI Contribution Agreement and the Profits Interest Contribution is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement and all amendments thereto, which are filed herewith as Exhibits 2.1, 2.2 and 2.3, respectively, the full text of the Contribution Agreement and all amendments thereto, which are filed herewith as Exhibits 2.4 and 2.5, respectively, and the full text of the NPI Contribution Agreement, which is filed herewith as Exhibit 2.6, the terms of which exhibits are incorporated into this Item 2.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

In connection with the Company’s entry into the Purchase Agreement, on February 21, 2012 the Company issued the Secured Notes and Warrants to the Purchasers in consideration for $100,000,000 and the Subordinated Notes to the ZaZa LLC Members and ZaZa Principals as partial consideration due to the ZaZa LLC Members for the Combination and in respect of certain unpaid compensation amounts owed to the ZaZa Principals. The terms of the Secured Notes, including the maturity, interest payment terms and use of proceeds, are described more fully in Item 1.01 above and in the Purchase Agreement, filed herewith as Exhibit 4.1, and in the Form of Secured Note, filed herewith as Exhibit 4.2, and are incorporated into this Item 2.03 by reference. The terms of the Subordinated Notes, including the maturity, interest payment terms, are described more fully in Item 1.01 above and are incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities

In connection with the Company’s entry into the Purchase Agreement on February 21, 2012, the Company issued the Warrants to the Purchasers, with such Warrants granting the Purchasers the right to purchase 26,315,789 shares of Common Stock, representing approximately 20.6% of the outstanding shares of Common Stock on an as-converted and fully-diluted basis. The full description of the Private Placement under Item 1.01 above, the Form of Warrant, filed as Exhibit 4.2 hereto, and the Purchase Agreement, filed herewith as Exhibit 4.1, each of which contains more detail regarding the issuance of the Warrants and the underlying Common Stock that is issuable upon exercise of the Warrants, are incorporated into this Item 3.02 by reference. All such equity securities were issued in reliance upon applicable exemptions from registration under Section 4(2) of the Securities Act.

Item 5.01 Changes in Control of Registrant

Since its incorporation, the authorized capital stock of the Company has consisted of 100 shares of Common Stock, of which 50 shares were issued to Toreador and 50 shares were issued to ZaZa LLC. In connection with the consummation of the Combination, the Company issued approximately 75,976,851 shares of Common Stock to the ZaZa LLC Members and approximately 25,325,617 shares of Common Stock to the former holders of Toreador common stock, which represents approximately 75% and 25%, respectively, of the issued and outstanding shares of Common Stock immediately after the consummation of the Transactions (but without giving effect to the shares of Common Stock issuable upon exercise of the Warrants).

In addition, as described above in Item 1.01 and Item 3.02 above, the Company issued the Warrants granting the Purchasers the right to purchase 26,315,789 shares of Common Stock, representing approximately 20.6% of the Company’s issued and outstanding shares of Common Stock on an as-converted basis.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Immediately prior to the consummation of the Transactions and pursuant to the terms of the Merger Agreement, by resolution dated February 21, 2012, the Board increased the size of the Board from two to nine directors. In addition, prior to the consummation of the Transactions, Toreador and ZaZa LLC in their capacity as stockholders of the Company elected Bernard de Combret, Travis H. Burris, John E. Hearn, Jr., Gaston L. Kearby, Craig M. McKenzie, Herbert C. Williamson III, Fred S. Zeidman, Adam Kroloff and Todd Alan Brooks as directors on the Board by written consent. Messrs. de Combret and Kroloff will serve as the designees of Toreador and Messrs. Brooks, Burris, Hearn, Kearby, McKenzie, Williamson and Zeidman will serve as the designees of ZaZa LLC. Biographical descriptions of the foregoing directors are set forth in Exhibit 99.2 and are incorporated herein by reference.

In addition, the Board designated (i) Messrs. Combret, Zeidman and Kroloff to serve on the Nominating and Corporate Governance Committee, with Mr. Zeidman serving as the Chairman of the Nominating and Corporate Governance Committee, (ii) Messrs. Burris, Zeidman and Kroloff to serve on the Compensation Committee of the Board, with Mr. Zeidman serving as the Chairman of the Compensation Committee, and (iii) Messrs. Williamson, Burris and de Combret to serve on the Audit Committee of the Board, with Mr. Williamson serving as Chairman of the Audit Committee.

Following the consummation of the Transactions, the composition of the Board will be determined as set forth in the Stockholders’ Agreement, dated August 9, 2011, by and among the Company, Blackstone Oil & Gas, LLC, Omega Energy Corp. and Lara Energy, Inc. (the “Stockholders’ Agreement”). The foregoing description of the Stockholders’ Agreement is not complete and is qualified in its entirety by reference to the full text of the Stockholders’ Agreement, which is filed herewith as Exhibit 2.7, the terms of which are incorporated into this Item 5.02 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Toreador and ZaZa LLC caused the Company to be organized under the laws of the State of Delaware solely to facilitate the Combination. Since its incorporation, the authorized capital stock of the Company has consisted of 100 shares of Common Stock, of which 50 shares were issued to Toreador and 50 shares were issued to ZaZa LLC. In anticipation of the Combination, the Company registered, pursuant to the Registration Statement, 25,325,617 shares of Common Stock to be issued to the former Toreador stockholders upon the consummation of the Transactions. In connection with the Registration Statement and pursuant to the requirements of the Merger Agreement, the Board adopted by unanimous written consent the amendment to the Company’s certificate of incorporation required by the Merger Agreement. Prior to the consummation of the Combination, the Company filed an amended and restated certificate of incorporation (the “A&R Certificate”) with the Secretary of State of the State of Delaware to, among other things, increase the authorized capital stock and to otherwise comply with the terms of the Merger Agreement. In addition, the Board adopted a form of amended and restated bylaws (the “A&R Bylaws”) in connection with the filing of the A&R Certificate.

The foregoing description of the A&R Certificate and the A&R Bylaws is not complete and is qualified in its entirety by reference to the full text of the A&R Certificate and the A&R Bylaws, which are filed herewith as Exhibits 3.1 and 3.2, respectively, the terms of which exhibits are incorporated into this Item 5.03 by reference.

Item 7.01 Regulation FD Disclosure

On February 22, 2012, the Company released a press release announcing the consummation of the Combination described in this Current Report on Form 8-K. A copy of the February 22, 2012 press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 and in Exhibit 99.1 hereto is being furnished, and shall not be deemed to be “filed,” with the SEC. The information in Exhibit 99.1 shall not be incorporated by reference into any filing of the registrant with the SEC, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

Item 9.01 Financial Statements and Exhibits

Exhibit	Name of Document

2.1	Agreement and Plan of Merger and Contribution, dated August 9, 2011, by and among Toreador Resources Corporation, ZaZa Energy, LLC, ZaZa Energy Corporation and Thor Merger Sub Corporation (incorporated by reference to Exhibit 2.1 to Toreador Resources Corporation’s Current Report on Form 8-K filed August 10, 2011).

2.2	Amendment No. 1 to the Merger Agreement, dated November 10, 2011, by and among Toreador Resources Corporation, ZaZa Energy, LLC, ZaZa Energy Corporation and Thor Merger Sub Corporation (incorporated by reference to Exhibit 2.4 filed on Amendment No. 1 on Form S-4 (Registration No. 333-177264) on November 22, 2011).

2.3*	Amendment No. 2 to the Merger Agreement, dated February 21, 2012, by and among Toreador Resources Corporation, ZaZa Energy, LLC, ZaZa Energy Corporation and Thor Merger Sub Corporation.

2.4	Contribution Agreement, dated August 9, 2011, by and among Blackstone Oil & Gas, LLC, Omega Energy Corp., Lara Energy, Inc. and ZaZa Energy Corporation (incorporated by reference to Exhibit 2.2 to Toreador Resources Corporation’s Current Report on Form 8-K filed August 10, 2011).

2.5	Amendment No. 1 to the Contribution Agreement, dated November 10, 2011, by and among Blackstone Oil & Gas, LLC, Omega Energy Corp., Lara Energy, Inc. and ZaZa Energy Corporation, and consented to and agreed to by Toreador Resources Corporation (incorporated by reference to Exhibit 2.5 filed on Amendment No. 1 on Form S-4 (Registration No. 333-177264) on November 22, 2011).

2.6	Net Profits Interests Contribution Agreement, dated August 9, 2011, by and among the holders of net profits interests of ZaZa Energy, LLC and ZaZa Energy Corporation (incorporated by reference to Exhibit 2.3 to Toreador Resources Corporation’s Current Report on Form 8-K filed August 10, 2011).

2.7	Stockholders’ Agreement, dated August 9, 2011, by and among ZaZa Energy Corporation, Blackstone Oil & Gas, LLC, Omega Energy Corp. and Lara Energy, Inc. (incorporated by reference to Exhibit 2.4 to Toreador Resources Corporation’s Current Report on Form 8-K filed August 10, 2011).

3.1*	Restated Certificate of Incorporation of ZaZa Energy Corporation.

3.2*	Amended and Restated Bylaws of ZaZa Energy Corporation.

4.1*	Securities Purchase Agreement, dated as of February 21, 2012, by and among ZaZa Energy Corporation and purchasers thereunder, including MSDC ZEC Investments, LLC and Senator Sidecar Master Fund LP.

4.2*	Form of Secured Notes issued pursuant to the Securities Purchase Agreement, dated as of February 21, 2012, by and among ZaZa Energy Corporation and purchasers thereunder, including MSDC ZEC Investments, LLC and Senator Sidecar Master Fund LP.

4.3*	Form of Warrant to Purchase Shares of Common Stock of ZaZa Energy Corporation, dated February 21, 2012.

4.4*	Form of Subordinated Promissory Note, dated February 21, 2012, issued to Blackstone Oil & Gas, LLC, Omega Energy Corp., Lara Energy, Inc., Todd Alan Brooks, John E. Hearn, Jr., and Gaston L. Kearby.

4.5*	Form of Registration Rights Letter, dated February 22, 2012, by and among ZaZa Energy Corporation and certain purchasers.

10.1*	Guaranty Agreement, dated as of February 21, 2012, among by ZaZa Holdings Inc., ZaZa Energy, LLC and Toreador Resources Corporation in favor of MSDC ZEC Investments, LLC, Senator Sidecar Master Fund LP, the other purchasers of the secured notes and U.S. Bank National Association, as collateral agent.

10.2*	Form of Collateral Agency Agreement to be entered into among U.S. Bank National Association, as collateral agent, and MSDC ZEC Investments, LLC, Senator Sidecar Master Fund LP and the other purchasers of secured notes.

10.3*	Subordination Agreement, dated as of February 21, 2012, by and among Blackstone Oil & Gas, LLC, Omega Energy Corp., Lara Energy, Inc., Todd Alan Brooks, John E. Hearn, Jr., and Gaston L. Kearby, U.S. Bank National Association, as collateral agent, the Purchasers of the Notes and ZaZa Energy Corporation.

10.4*	Lock-Up Agreement, dated as of February 21, 2012, by and between the Restricted Stockholders (as defined therein) and ZaZa Energy Corporation.

99.1*	Press Release of ZaZa Energy Corporation, dated February 22, 2012.

99.2*	Biographical Descriptions of the Directors of ZaZa Energy Corporation (excerpted from the Registration Statement on Form S-4 (Registration No. 333-177264) filed on October 12, 2011, as amended).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAZA ENERGY CORPORATION

Date: February 22, 2012	By:	/s/ CHARLES J. CAMPISE
	Name:	Charles J. Campise
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Name of Document

2.1	Agreement and Plan of Merger and Contribution, dated August 9, 2011, by and among Toreador Resources Corporation, ZaZa Energy, LLC, ZaZa Energy Corporation and Thor Merger Sub Corporation (incorporated by reference to Exhibit 2.1 to Toreador Resources Corporation’s Current Report on Form 8-K filed August 10, 2011).

2.2	Amendment No. 1 to the Merger Agreement, dated November 10, 2011, by and among Toreador Resources Corporation, ZaZa Energy, LLC, ZaZa Energy Corporation and Thor Merger Sub Corporation (incorporated by reference to Exhibit 2.4 filed on Amendment No. 1 on Form S-4 (Registration No. 333-177264) on November 22, 2011).

2.3*	Amendment No. 2 to the Merger Agreement, dated February 21, 2012, by and among Toreador Resources Corporation, ZaZa Energy, LLC, ZaZa Energy Corporation and Thor Merger Sub Corporation.

2.4	Contribution Agreement, dated August 9, 2011, by and among Blackstone Oil & Gas, LLC, Omega Energy Corp., Lara Energy, Inc. and ZaZa Energy Corporation (incorporated by reference to Exhibit 2.2 to Toreador Resources Corporation’s Current Report on Form 8-K filed August 10, 2011).

2.5	Amendment No. 1 to the Contribution Agreement, dated November 10, 2011, by and among Blackstone Oil & Gas, LLC, Omega Energy Corp., Lara Energy, Inc. and ZaZa Energy Corporation, and consented to and agreed to by Toreador Resources Corporation (incorporated by reference to Exhibit 2.5 filed on Amendment No. 1 on Form S-4 (Registration No. 333-177264) on November 22, 2011).

2.6	Net Profits Interests Contribution Agreement, dated August 9, 2011, by and among the holders of net profits interests of ZaZa Energy, LLC and ZaZa Energy Corporation (incorporated by reference to Exhibit 2.3 to Toreador Resources Corporation’s Current Report on Form 8-K filed August 10, 2011).

2.7	Stockholders’ Agreement, dated August 9, 2011, by and among ZaZa Energy Corporation, Blackstone Oil & Gas, LLC, Omega Energy Corp. and Lara Energy, Inc. (incorporated by reference to Exhibit 2.4 to Toreador Resources Corporation’s Current Report on Form 8-K filed August 10, 2011).

3.1*	Restated Certificate of Incorporation of ZaZa Energy Corporation.

3.2*	Amended and Restated Bylaws of ZaZa Energy Corporation.

4.1*	Securities Purchase Agreement, dated as of February 21, 2012, by and among ZaZa Energy Corporation and purchasers thereunder, including MSDC ZEC Investments, LLC and Senator Sidecar Master Fund LP.

4.2*	Form of Secured Notes issued pursuant to the Securities Purchase Agreement, dated as of February 21, 2012, by and among ZaZa Energy Corporation and purchasers thereunder, including MSDC ZEC Investments, LLC and Senator Sidecar Master Fund LP.

4.3*	Form of Warrant to Purchase Shares of Common Stock of ZaZa Energy Corporation, dated February 21, 2012.

4.4*	Form of Subordinated Promissory Note, dated February 21, 2012, issued to Blackstone Oil & Gas, LLC, Omega Energy Corp., Lara Energy, Inc., Todd Alan Brooks, John E. Hearn, Jr., and Gaston L. Kearby.

4.5*	Form of Registration Rights Letter, dated February 22, 2012, by and among ZaZa Energy Corporation and certain purchasers.

10.1*	Guaranty Agreement, dated as of February 21, 2012, among by ZaZa Holdings Inc., ZaZa Energy, LLC and Toreador Resources Corporation in favor of MSDC ZEC Investments, LLC, Senator Sidecar Master Fund LP, the other purchasers of the secured notes and U.S. Bank National Association, as collateral agent.

10.2*	Form of Collateral Agency Agreement to be entered into among U.S. Bank National Association, as collateral agent, and MSDC ZEC Investments, LLC, Senator Sidecar Master Fund LP and the other purchasers of secured notes.

10.3*	Subordination Agreement, dated as of February 21, 2012, by and among Blackstone Oil & Gas, LLC, Omega Energy Corp., Lara Energy, Inc., Todd Alan Brooks, John E. Hearn, Jr., and Gaston L. Kearby, U.S. Bank National Association, as collateral agent, the Purchasers of the Notes and ZaZa Energy Corporation.

10.4*	Lock-Up Agreement, dated as of February 21, 2012, by and between the Restricted Stockholders (as defined therein) and ZaZa Energy Corporation.

99.1*	Press Release of ZaZa Energy Corporation, dated February 22, 2012.

99.2*	Biographical Descriptions of the Directors of ZaZa Energy Corporation (excerpted from the Registration Statement on Form S-4 (Registration No. 333-177264) filed on October 12, 2011, as amended).

*	Filed herewith.